UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2006

NEW ERA MARKETING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-135647	20-3155365
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Lincoln Road, Suite 200, Miami, Florida 33139
(Address of principal executive offices, including zip code)

(305) 674-1511
(Registrant's telephone number, including area code)

10620 Southern Highlands Parkway, Suite 110-433, Las Vegas, Nevada 89141
(Former name, former address and former fiscal year, if changed since last report)

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of New Era Marketing, Inc., are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, New Era Marketing, Inc. disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

On December 8, 2006, New Era Marketing, Inc., a Nevada corporation (“New Era”) and Joseph MacKenzie, its majority stockholder and president, entered into a Contribution Agreement (the “Acquisition Agreement”) with Fearless Yachts, LLC, a privately held Missouri limited liability company (“Fearless”) and its individual members. In connection with the closing of the Acquisition Agreement (the “Acquisition”), Fearless became a wholly-owned subsidiary of New Era. In addition, pursuant to the terms and conditions of the Acquisition Agreement:

All of the membership interests in Fearless were contributed in exchange for an aggregate of

27,000,000 aggregate shares of common stock of New Era in connection with the Acquisition, such that following the closing of the Acquisition there were 57,100,000 shares common stock of New Era issued and outstanding.

New Era's board of directors, of which Joseph MacKenzie was prior to the closing of the Acquisition (the “Closing”) the sole member, was expanded by the addition of Jeffrey Binder, the chief executive officer and a member of Fearless. Mr. Binder was also named the chief executive officer of New Era upon the Closing.

New Era agreed to issue notes and warrants to purchase shares of its common stock to certain investors in Fearless in exchange for the surrender by such investors of substantially similar securities previously issued by Fearless.

Each of New Era and Fearless provided customary representations and warranties, covenants and closing conditions, including approval of the Acquisition by the members of Fearless.

As of the date of the Acquisition Agreement, there were no material relationships between New Era or any of its affiliates and Fearless, other than in respect of the Acquisition Agreement.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

As referenced above, Fearless had entered into a Purchase Agreement (as hereinafter defined, with certain purchasers of its notes and warrants, which were exchanged for new securities of the Company at Closing. See Item 2.03 below.

As used in this Current Report on Form 8-K, all references to the "Company," "we," "our" and "us" or similar terms, refer to New Era, including its predecessors and its subsidiaries, as constituted subsequent to its acquisition of Fearless, except where the context makes clear that the reference is only to New Era. Information about the Company and the principal terms of the Acquisition are set forth below.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Acquisition

On December 11, 2006, in accordance with the Acquisition Agreement, Fearless became a wholly-owned subsidiary of New Era, and the members of Fearless received the right to receive an aggregate of 27,000,000 shares of New Era's common stock in exchange for each all issued and outstanding membership interests in Fearless. As a result, at the Closing, the members of Fearless contributed 100% of their membership interests therein in return for a number of shares of New Era common stock representing approximately 47% of our 57,100,000 shares of common stock issued and outstanding following the Acquisition, as we concurrently redeemed and canceled approximately 8,900,000 shares of New Era common stock.

As described above, in connection with the Acquisition, 8,900,000 shares of New Era common stock were redeemed and canceled, leaving 30,100,000 shares of our common stock outstanding before giving effect to the stock issuance in the Acquisition. These 30,100,000 shares constitute the only issued and outstanding shares of New Era that survived the acquisition from the original capitalization of the Company. Of these shares, 18,000,000 are currently freely tradable and 12,100,000 are restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The shares of our common stock issued to former members of Fearless in connection with the Acquisition may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements therefrom. Certificates representing these shares contain a legend stating the same.

Prior to the Acquisition, there were no material relationships between New Era and Fearless, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Acquisition. The Company intends to carry on the business of Fearless as its sole line of business. The Company has relocated its principal executive offices to 927 Lincoln Road, Suite 200, Miami, Florida 33139, where its telephone number is (305) 674-1511.

Pre-Acquisition stockholders of New Era will not be required to exchange their existing New Era stock certificates for certificates of New Era. The shares of the common stock will continue to be quoted on the Over-the-Counter Bulletin Board. However, as reported on a Current Report on Form 8-K initially filed on November 14, 2006, as such report was amended as of November 20, 2006, we recently effectuated a 12 for 1 forward split of our shares of common stock.

The Acquisition and its related transactions were approved by (i) each member of Fearless as evidenced by their signatures of the Acquisition Agreement and (ii) by the board of directors of New Era as required under the Nevada Revised Statutes (the “NRS”). Under the NRS, approval of the Acquisition Agreement by shareholders of New Era was not required.

Changes To Our Board Of Directors. Immediately prior to the effective time of the Acquisition on December 11, 2006, Joseph MacKenzie was the sole director and officer of New Era. At the Closing, Mr. MacKenzie resigned as an officer of New Era. Pursuant to the terms of the Acquisition Agreement, Jeffrey Binder was appointed as a director of the Company as well as its chief executive officer and the other officers of Fearless were appointed to the same positions of New Era as further described under Item 5.02 below. Consequently, our board of directors presently consists of Messrs. Binder and MacKenzie.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change Of Control. The Acquisition is being accounted for as a "reverse acquisition," as the members of Fearless own nearly a majority of the outstanding shares of the Company's common stock immediately following the Acquisition and all executive officers of the Company were prior to the Acquisition the executive officers of Fearless. Consequently, Fearless is deemed to be the acquirer in the reverse Acquisition and therefore the assets and liabilities and the historical operations of Fearless prior to the Acquisition will be reflected in the financial statements and will be recorded at the historical cost basis of Fearless. The consolidated financial statements for the Company after completion of the Acquisition will include the assets and liabilities of both New Era and Fearless, historical operations of Fearless, and operations of New Era from the closing date of the Acquisition. As a result of the issuance of the shares of the Company's common stock pursuant to the Acquisition, a change in control of the Company occurred on the date of the consummation of the Acquisition. The Acquisition was accounted for as a reverse acquisition in which Fearless was deemed the accounting acquirer and New Era was the legal acquirer.

Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Acquisition.

Historical Description Of New Era’s Business Operations. New Era Marketing, Inc. was incorporated in the State of Nevada on July 19, 2005 under the same name. New Era was a developmental stage company with a principal business objective of providing cost effective consortium marketing campaigns for small businesses in need of closely managing assets specifically earmarked for corporate name recognition and product identification, and to assist in implementing those advertising endeavors.

New Era has yet to commence planned strategic operations for significant exposure and growth. New Era has had only limited start-up operations and has not generated any significant revenues.

New Era has never been party to any bankruptcy, receivership or similar proceeding, nor had it undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business until the effectuation of its forward split and the consummation of the Acquisition. As a result of the Acquisition, the business of New Era was discontinued and the Company’s sole line of business is that of Fearless.

New Era’s fiscal year end is March 31, which will be the fiscal year end of the Company.

Description of Business

Overview

Fearless was formed in 2004 to develop a line of high speed luxury motorboats and luxury high performance yachts. To accomplish this objective, Fearless hired Porsche Design Studio to design its line of boats. Fearless is a development stage company.

Fearless has also initiated a relationship with American Marine Holdings, Inc. (“AMH”), the manufacturer of Donzi and Pro-Line boats, to manufacture its high performance boats under a separate line.

Fearless anticipates offering more than luxury performance yachts; in management’s view, it will offer an entry to unprecedented design and lifestyle for today’s modern man.

Management believes that Fearless has significant potential to profit and develop its business due to its innovation, creative design, and the substantial number of leisure motor boat and yacht purchases throughout the world.

Fearless expects to have the ability to offer a unique and luxurious product. In management’s opinion, this is the ideal time to launch luxury performance yachts given its belief that many key indicators point to continued growth of the luxury high performance and yachting boat industries.

Design

Fearless has established an exclusive relationship with Porsche Design Studio. Porsche Design Studio and Fearless have already created a 28-foot high speed luxury performance boat and a 68-foot luxury performance yacht. The companies are in the process of designing a 44-foot high speed luxury performance boat and anticipate beginning the development of an ultra high end 125 ft luxury performance yacht. Each of the high end yacht lines is designed to be unique with regard to construction and style in the motor craft industry. Tooling for the high speed luxury motor boats is done by Marine Concepts, the premier tooling facility for high performance boats.

Sales

Fearless will officially launch in February 2007 at the Miami Boat Show, the largest boat show in the world.

Management of Fearless presently anticipates selling its high speed luxury performance boats in the United States using the following three-pronged approach:

Select dealerships located in key geographical regions;

High end automotive dealerships that offer multiple high end brands. A kiosk at each dealership is being developed that will allow the customer to experience the Fearless lifestyle; and

Major boat shows throughout the United States.

In addition, Fearless is in discussions with a select group of premier yacht brokerage houses to sell its luxury performance yachts.

Fearless plans to concentrate its efforts on US sales for the initial 6-9 months. Depending upon the success of such endeavors, it may subsequently expand internationally through key distributors in select countries such as Dubai,

France, Italy, Germany, Mexico, Colombia, Brazil, Argentina, and the Dominican Republic.

Marketing

Fearless has engaged the firm of Harrison Shriftman to assist it in generating awareness for the Fearless brand while positioning the yachts as the ultimate accessory to own.

Fearless has also been working with Pro Access, a marketing and branding firm. Pro Access has extensive experience building brands and has implemented marketing campaigns for various Fortune 500 companies. Pro Access and Fearless are currently in discussion with some of globally recognized brands with respect to cross branding as a means of offering exclusive items and high quality products to future Fearless consumers.

Manufacturing

We have entered into a manufacturing agreement with AMH, a company well known for its manufacturing of high performance boats under the Donzi trade name. Fearless will have representatives present at the Donzi production facility to assure quality control during the manufacturing process.

As part of our agreement with AMH, AMH will establish a separate line to produce the 28-foot and 44-foot luxury performance boats for Fearless at a fixed price. In addition, Donzi will provide warranty service on all Fearless luxury performance boats through Donzi’s established network of dealerships.

Within the next 30-60 days, we expect to be finalizing an agreement with a large well known and highly respected Italian shipyard that is known for its quality work in high technology composites. This facility is intended to manufacture the Fearless luxury performance yachts at a fixed price.

Industry

Management believes that the global demand for recreational boating is on the rise. The $23.7 billion in sales in 2005 combined with the expected average yearly increase of 7% provides an excellent platform from which to launch Fearless Yachts (Source: “Opportunity Assessment for Composites in Global Boating Industry 2005-2010,” E-Composites, Inc., dated 12/1/2005).

While North America still stands as the largest recreational boating region in the world, Europe has seen the greatest growth in recreational boating production over the past five years (Source: “Opportunity Assessment for Composites in Global Boating Industry 2005-2010,” E-Composites, Inc., dated 12/1/2005).

Management believes that a current trend in the recreational boating industry that Fearless can take advantage of is the desire for larger and more expensive, high-end boats with greater performance. This anticipated increasing demand for luxury marine vehicles is partially attributable to the 78 million baby boomers that are reaching the age of maximum earning power (Source: IBIS World, Jan. 2006).

Recent legislation has resulted in reduced tariffs on boats throughout the world. This will likely facilitate our ability to offer competitive pricing on our high speed performance boats, which are manufactured in the United States, thus easing our ability to penetrate foreign markets.

We anticipate continuing to design boats and yachts that will appeal to our target market by maintaining awareness of economic, environmental, and boating trends.

Material Agreements

Agreement between AMH & Fearless

General Conditions

  For the manufacture by AMH and distribution by Fearless of a minimum of 80 boats, including up to 4 prototypes

  Fearless will provide the Designs and Specifications (“D&S”).

Production

Both parties will approve prototypes prior to production

AMH will:

o	Deliver first boat within two months and then 1 – 4 boats each month for first 20 boats;

o	Purchase production materials on Fearless’ account for the first 20 boats; and

o	Reorder production materials in lots of 20 after the completion of boats 10, 30, and 50.

Fearless will:

o	Reserve the right to inspect each boat before acceptance;

o	Provide a Letter of Credit for the drawing of production material costs of $2,080,000; and

o	Own all works-in-progress and retain lien rights.

Sharing of Risk

  AMH retains risk of loss/damage until departure of AMH facility

  AMH and Fearless will jointly share builder’s risk coverage

Exclusivity

  AMH cannot use the D&S for anything else

  If Fearless terminates the agreement, neither party can use the tooling without the other’s consent

  AMH can’t contract with another party while the agreement is in effect

Agreement between Porsche Design Studio & Fearless

General Conditions: General Design Agreement (from initial idea sketches to production) for developing motor boats/yachts under the Fearless Yachts brand. The work will start January 1, 2006 and end December 31, 2010, unless such term is extended by the parties.

Exclusivity: During the term of this agreement, Porsche Design Studio may not develop a confusingly similar design for the boat categories (a 28-foot speedboat and a 68-foot yacht). However, Porsche Design Studio can cooperate with other boating companies.

Employees. Fearless currently has 2 employees. Fearless also engages the services of a number of individual and corporate consultants. We believe our relations with our employees are good. None of our employees are represented by members of any labor union and we are not a party to any collective bargaining agreement.

Property. Beginning October, 2006 the Company leased office space under a sublease expiring December 31, 2009 for $4,000 per month. The monthly rent payment includes rent, sales tax, and shared office expense with the sublessor. The Company's corporate headquarters are located at 927 Lincoln Road, Suite 200, Miami, Florida 33139. Our general telephone number is (305) 674-1511, and our fax number is (305) 674-1311.

Legal proceedings. We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Reports to security holders. Our shares of common stock are currently quoted on the Over-the-Counter Bulletin Board. We are subject to the informational requirements of the Exchange Act and in accordance therewith must file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information filed may be inspected without charge and copies may be had at the prescribed fees at the Commission's addresses and at the Commission's website, each as provided immediately below.

The public may read and copy any materials we file with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, which can be found at http://www.sec.gov.

Management's Discussion and Analysis or Plan of Operations

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects management's analysis of the operating history New Era and its predecessor entity, Fearless. As such, the discussion only represents management's current assessment of the operations of the business. There can be no implication that the results discussed herein will necessarily continue into the future, or that any of the conclusions expressed below will necessarily be indicative of actual operating results in the future. This discussion should be read in conjunction with the audited financial statements of Fearless as of September 30, 2006 and December 31, 2005, and the related statements of expenses, changes in members’ equity (deficit) and cash flows for each of the two years in the two year period ended December 31, 2005, each of the nine month periods in the nine month periods ended September 30, 2006 and 2005, and the period February 23, 2004 (date of inception) to September 30, 2006.

This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings "Forward-Looking Statements" and "Risk Factors."

Overview. Fearless is engaged in the design and marketing of luxury performance powerboats and yachts. Fearless is a development stage company.

PBC, LLC, a Missouri company, was formed February 23, 2004 to design and develop luxury performance boats and yachts. This entity was dissolved and all assets and liabilities were transferred to PB Holdings, LLC, a Florida limited liability company formed on September 7, 2005. PB Holdings was managed by Gary Fears as majority equity owner. The period February 23, 2004 (date of inception) to December 31, 2004 is referred to as the year ending December 31, 2004 in the financial statements appended hereto as Exhibit 99.1. Due to changes in ownership, PB Holdings, LLC was dissolved and Fearless Yachts, LLC was formed February 14, 2006.

These financial statements are prepared in accordance with accounting principles applicable to a going concern. The Company is in the development stage and has not yet, as yet, achieved commercial production. At present, management devotes significant time to raise sufficient funds to fund its development operations. The ability of the Company to continue as a going concern with respect to its planned principal business activity is dependent upon its successful efforts to raise additional financing.

Critical Accounting Policies

Accounting for warrant registration rights

The Warrants have a registration rights provision for liquidated damages:

a.	EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, ‘Accounting for Derivative Financial Instruments

Indexed to, and Potentially Settled in, a Company’s Own Stock’” addresses financial instruments (such as stock purchase warrants), which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause.

b.

EITF 05-4 discussed (a) whether a registration rights penalty meets the definition of a derivative and (b) whether the registration rights agreement and the underlying financial instrument should be considered as a combined freestanding instrument or as separate freestanding instruments. However, as of the September 15, 2005 meeting of the EITF, discussion of this Issue was postponed.

c.

Therefore, at this time, the liquidating damages feature does not have to be separately valued, however this is an open issue and the accounting may change (the liquidated damages feature being accounted for as an embedded derivative), and the company will account for this feature at that time.

Accounting for warrant fair value

Due to the contingencies inherent in the fixing of the exercise price of the warrants and the nature of the Company’s operations at this time, the fair value attributable to these warrants upon their issuance is zero. The provision for the warrant exercise price being reset if the company raises money at a lower price than the exercise price may create a situation that will require the fair value of the modification (fair immediately before the reset vs. the fair value upon reset) to be charged to the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fixed Assets

Fixed assets are recorded at cost. They will be depreciated using the straight-line method over the estimated useful lives of the related assets of 3-7 years, when they are put into service.

Advertising Costs

The Company expenses marketing, promotion, and advertising costs as incurred.

Off-Balance Sheet Arrangements.      None.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets-An Amendment of APB Opinion No. 29". SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions", and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS 153 in January 2006 did not have a significant impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of the correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 will not have a significant impact on the Company's results of operations and financial condition.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140." SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity (“SPE”) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not expect the adoption of SFAS No. 155 to have a material impact on its consolidated results of operations and financial condition.

Liquidity and Capital Resources. Fearless has funded its operations and met its capital expenditures requirements primarily though cash generated from contributions from its members and borrowings.

As of December 31, 2005, Fearless had negative working capital in the amount of $780,676 compared to $650,007 as of December 31, 2004. There was no cash flow from operating activities for the years ended December 31, 2005 and December 31, 2004.

As of September 30, 2006, Fearless had negative working capital in the amount of $1,017,326 compared to a negative working capital of $730,091 as of September 30, 2005. Cash used by operating activities were $369,771 for the nine months ended September 30, 2006 compared to cash used by operating activities for the nine months ended September 30, 2005 of $31,771.

The factors that predominantly impact working capital and therefore cash flows from operations are operating expenses.

Net cash used by investing activities for the year ended December 31, 2005 was $58,777 compared to $612,925 for the year ended December 31, 2004. The decrease was predominantly due to reduced funds available. Net cash used by investing activities for the nine months ended September 30, 2006 was $604,844 compared to $48,312 for the nine months ended September 30, 2005. The increase was predominantly due to the purchase of certain fixed assets.

Net cash provided from financing activities was $1,050,955 for the nine months ended September 30, 2006. Net cash provided from financing activities was $780,676 from inception through December 31, 2005 of which $130,669 and $650,007 was generated in the years ended December 31, 2005 and 2004, respectively. The cash flow provided from financing activities was primarily derived from the net cash received from the sale of the Company's securities.

Management expects to continue to invest in the Company's expansion and this may have a negative impact on cash flows. Management believes that expansion in the areas of sales and operations are essential in attaining growth and profitability in the future. Cash on hand on the date hereof and cash generated by operations in conjunction with our working capital will not be sufficient to continue our business for the next twelve months. We continually review our overall capital and funding needs, taking into account current business needs, as well as our future goals and requirements. Based on our business strategy, we believe we will need to increase our net capital and that the best way to do this is through the sale of additional securities or debt instruments as described above. For more information on cash flows, please see the statement of cash flows included in our financial statements appearing elsewhere herein.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.

Recent Events. Effective November 20, 2006, New Era effectuated a 12 for 1 forward stock split whereby twelve shares of common stock were exchanged for each one share of previously issued common stock. Following the stock split, the number of authorized shares of New Era's common stock increased from 70,000,000 to 840,000,000, and the number of outstanding shares of New Era's common stock increased from 3,250,000 to 39,000,000. Prior to the Closing, 8,900,000 shares of our common stock previously held by Mr. MacKenzie, New Era’s former sole director and president, were cancelled, resulting in 30,100,000 shares issued and outstanding prior to the issuance of 27,000,000 shares of common stock to the members of Fearless. Consequently, there are presently 57,100,000 shares of common stock issued and outstanding. The historical results of New Era included in this Current Report have been adjusted to reflect the forward stock split.

Risk factors

You should consider carefully the following factors and other information described in this Current Report before deciding to invest in our common stock. The risks and uncertainties described below are the principal risks facing our company, but are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also adversely impact our business operations. Negative consequences associated with the following risks would likely cause our business, financial condition or results of operations to suffer. In that case, the trading price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

Risks related to our Company

Our auditors have issued a “going concern” qualification in their report on our financial statements. Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2005 and the nine-month period ended September 30, 2006, indicating that there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this Current Report do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment in our common stock. The former auditors of New Era had expressed similar concerns in their report on New Era’s financial statements.

We have experienced severe working capital and liquidity shortages and expect to continue to do so for the near future. We had a deficit in working capital of $780,676, at December 31, 2005. At September 30, 2006, we had a deficit in working capital of $1,017,326. Our operating expenses are approximately $60,000 per month, and we have no revenues. If we are successful in selling our boats and generating revenue, our costs of doing business will increase. While management is optimistic about our opportunities, we do not presently expect to generate significant revenues until the end of the 2007 calendar year, if at all. Although we recently raised approximately $1,200,000 of net proceeds from our April 2006 private placement, virtually all of these proceeds have been used for working capital and the purchase of certain fixed assets. We are in urgent need of additional financing.

We will need to raise significant additional capital to continue our business operations. Our cash position at both December 31, 2005 and December 31, 2004 was zero. At September 30, 2006, our cash position was $76,340 and our current monthly operating expenses are approximately $60,000. As stated above, even with the proceeds received from our April 2006 private placement, in order to continue our business development activities, we will be required to raise approximately $2,500,000 by no later than the end of January, 2007 and an additional amount of approximately $3,000,000 over the following twelve months. In the event that we are not able to develop our business as presently contemplated, the amount we will require in additional financing will rise substantially. In the event we are unable to obtain, on a timely basis, the additional financing required to meet our cash needs, we will have to reduce or curtail development of our business and our operations which would materially and adversely affect our development efforts, and could ultimately result in the loss of our business, insolvency and even bankruptcy. Even if such financing is obtained, it may not be on commercially acceptable terms or may otherwise substantially dilute the equity interests of current stockholders in our company.

In addition, we must obtain a letter of credit in the aggregate amount of $2,080,000 in the near future for AMH’s use in obtaining payment for the boats it is contemplated to deliver to us. If we are not successful in obtaining this letter of credit on a timely basis, our business could fail.

We have a history of losses since our inception, we expect future losses and we may never achieve or sustain profitability. We have incurred net losses each year since our inception and have had accumulated losses of approximately $108,974 through December 31, 2005 and approximately $532,730 through September 30, 2006. We expect to continue to incur net losses at least through the third quarter of our fiscal year 2007 and these losses may be substantial. To implement our business strategy, we will have to incur a high level of fixed operating expenses and we will continue to incur considerable business development expenses and capital expenditures. Accordingly, if we are unable to generate substantial revenues and positive cash flows we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, our ability to establish and develop strategic relationships with our manufacturers, designers, marketers and sellers and regulatory developments and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues, if any, will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

Unproven Plan of Operations. All efforts that were previously initiated by New Era in an attempt to develop a viable business plan have been abandoned in light of the acquisition thereby of Fearless. In place thereof, the Company has adopted as a new plan of operations the strategy that was only recently formulated by Fearless. To date, implementation of this strategy has been limited, with only two relationships having been selected for further development. Accordingly, the Company's business and operations should be considered to be in the development stage, subject to all of the risks inherent in the establishment of new business ventures. There can be no assurance that the intended business and operations of the Company will be successful. Any future success that the Company might enjoy will depend upon many factors including factors which may be beyond the control of the Company, or which cannot be predicted at this time. The Company may encounter unforeseen difficulties or delays in the implementation of its plan of operations. There can be no assurance that such difficulties or delays will not have a material adverse effect upon the financial condition, business prospects and operations of the Company and the value of an investment in the Company. The value of an investment in the Company can also be adversely affected by a number of external factors, such as conditions prevailing in the securities markets and/or the economy generally. Consequently, an investment in the Company is highly speculative and no assurance can be given that purchasers of the Company's securities will realize any return on their investment or that purchasers will not lose their entire investment.

The holders of our Notes will be entitled to payment on the maturity date of April 1, 2007 in an aggregate amount of $1,326,630 plus accrued interest. We may determine to offer these holders the ability to convert the Notes into shares of our common stock. If we are obligated to repay the amount under the Notes in cash, we may not be able to implement our full plan of operation. The Notes, the principal face amount of which was an aggregate of approximately $1,257,620 as of December 4, 2006, become due and payable on April 1, 2007 (the “Maturity Date”). At a rate of 18%, the interest payable will be approximately $69,000, for an aggregate of approximately $1,326,630 to be repaid. We may determine to offer these holders the ability to convert the Notes into shares of our common stock. However, even if we do make this offer, there can be no assurance that it will be accepted by any of the holders. We would likely be obligated to offer the holders very favorable terms for any such conversion, which would be likely to have an adverse effect on the price of our common stock, which effect may be material. If such holders choose not to convert or extend the maturity, we would be required to use our current capital to repay the Notes. We do not presently have the ability to repay the Notes. If we did, any repayment would reduce any funds otherwise available to fund the development of our business.

If our growth strains our resources beyond anticipated levels, our business could be materially adversely affected. We expect to grow at a rate that will place a significant strain on our managerial, operational and financial resources. To manage this growth, we will have to develop and install operational and financial systems, as well as hire, train and manage new employees. We may not be able to locate, hire and train the individuals needed to sustain the growth of our business at the levels we anticipate. We cannot assure you that we have made adequate allowances for the costs and risks associated with this growth, that our procedures or controls will be adequate to support our operations, or that our management will be able to successfully offer and expand our products. If we are unable to manage our growth effectively, our business could be materially adversely affected.

We may be unable to identify, complete or successfully integrate acquisitions. We may pursue acquisitions and intend to form strategic alliances that will enable us to acquire complementary skills and capabilities, offer new products, expand our customer base, and obtain other competitive advantages. There can be no assurance, however, that we will be able to successfully identify suitable acquisition candidates or strategic partners, obtain financing on satisfactory terms, complete acquisitions or strategic alliances, integrate acquired operations into our existing operations, or expand into new markets. Once integrated, acquired operations may not achieve anticipated levels of sales or profitability, or otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated problems, liabilities and contingencies, diversion of management resources, and possible adverse effects on earnings and earnings per share resulting from increased interest costs, the issuance of additional securities, and difficulties related to the integration of the acquired business. The failure to integrate acquisitions successfully may divert management's attention from our existing operations and may damage our relationships with key suppliers.

Our success depends on attracting and retaining key personnel. The successful development, marketing and manufacturing of our products will depend upon the skills and efforts of a small group of management and technical personnel, including Jeffrey Binder, our chief executive officer and Charles De Angelo, our chief operating officer. The loss of any of our key personnel could adversely impact our ability to execute our business plan. Furthermore, recruiting and retaining qualified executive, technical, marketing, manufacturing and support personnel in our industry in the future will be critical to our success and there can be no assurance that we will be able to do so. We do not maintain "key-man" life insurance policies on any of our key personnel.

Our principal stockholders, executive officers and directors have substantial control over our affairs and you will not be able to influence the outcome of any important transactions involving our company. Our executive officers and directors and stockholders who beneficially own more than 5% of our common stock will have the power to, in the aggregate, direct the vote in excess of 58% of our voting securities. Therefore, these persons may have the power to influence our business policies and affairs and determine the outcome of any matter submitted to a vote of our stockholders, including mergers, sales of substantially all of our assets and changes in control.

We are subject to the reporting requirements of federal securities laws, which can be expensive. We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we had remained a privately-held company. In addition, we will incur substantial expenses in connection with the reporting of the Acquisition and forthcoming periodic reports and would incur additional expenses in the event that we prepare and file a registration statement and related documents with respect to the registration of resales of the shares of our common stock under the Securities Act.

We may incur significant costs to ensure compliance with corporate governance and accounting requirements. We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve as executive officers and on our board of directors, particularly any person nominated as an independent director to serve on the audit committee that we intend to establish. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our compliance with the Sarbanes-Oxley Act and the Commission’s rules concerning internal controls may be time consuming, difficult and costly. Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley

Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley after the closing of the Acquisition. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

More specifically, absent an available exemption, we will likely be required to comply with Section 404 of the Sarbanes-Oxley Act by no later than March 31, 2008. However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain unresolved. As a public company, we will be required to report, among other things, control deficiencies that constitute a "material weakness." A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the Commission. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing. As directed by Section 404 of the Sarbanes-Oxley Act, the Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We will not be subject to these requirements for the fiscal year ended March 31, 2007.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-KSB with the Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

Our quarterly operating results are likely to be volatile in the future. Our quarterly operating results are likely to vary significantly in the future. Fluctuations in our quarterly financial performance may result from, for example:

  unevenness in demand and orders for our products;

  significant short-term capital expenses as we develop our business;

  the seasonality of our business;

  new developments and changes in our relationships that we hope to establish and develop ,as the case may be, with the strategic partners relationships; and

  difficulties with our manufacturing, design, sales and marketing operations.

Because of these anticipated fluctuations, our sales and operating results in any fiscal quarter are likely to be inconsistent, may not be indicative of our future performance and may be difficult for investors to properly evaluate.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth. We may explore expanding our business to other countries. Expansion into international markets requires significant management attention and financial resources. In addition, we may face the following risks associated with any expansion outside the United States:

  challenges caused by distance, language and cultural differences;

  legal, legislative and regulatory restrictions;

  currency exchange rate fluctuations;

  economic instability;

  longer payment cycles in some countries;

  credit risk and higher levels of payment fraud;

  potentially adverse tax consequences; and

  higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business prospects.

Risks Related to our Business

We are a development stage company and have had no commercial product sales. We may not be able to manufacture or commercialize our products in a cost-effective manner. We are still a development stage company and have not made any product sales. Our activities have been limited to attempting to establish relationships with manufacturers, designers, marketers and sellers. We may not be able to have any of our yachts designed and manufactured in a cost-effective manner, if at all, and, if produced, we may not be able to successfully market these products.

We have no experience selling, marketing, or distributing the yachts and do not have the capability to do so. We currently have no sales, marketing, or distribution capabilities. We do not anticipate having resources in the foreseeable future to allocate to selling and marketing our yachts. Our success will depend, in part, on whether we are able to enter into and maintain collaborative relationships with entities charged with marketing and distributing one or more of our products. We may not be able to establish or maintain such collaborative arrangements or to commercialize our products in foreign territories, and even if we do, our collaborators may not have effective sales forces. If we do not, or are unable to, enter into collaborative arrangements to sell and market our proposed products, we will need to devote significant capital, management resources, and time to establishing and developing an in-house marketing and sales force with technical expertise. We may be unsuccessful in doing so.

Our marketing strategies may not be successful, which would adversely affect our future revenues and profitability. Our revenues and future prospects depend on the successful marketing of our powerboats. We cannot assure you that consumers will be interested in purchasing our powerboats. We plan to use direct marketing to sell our products via television commercials, infomercials, magazine and newspaper advertising, and the Internet, as well as to retain marketing firms who may employ similar means of reaching potential customers. However, our infomercials and commercials may not generate sufficient income to continue to air them. If our marketing strategies fail to attract customers, our product sales will not produce future revenues sufficient to meet our operating expenses or fund our future operations. If this occurs, our business may fail and investors may lose their entire investment.

Intense competition. Success in the recreational boat and marine engine industry is largely dependent on a company's ability to sell high quality boats and engines at attractive prices with ample customer service and support. Our principal competitors in the boat industry for product sales are companies such as Mas, Ferretti Group, Azimut, Rodriguez Group, Genmar Group, Cigarette and Apache. All of our competitors have significantly greater financial resources than we do. Competition for product sales is also based upon our ability to attract independent dealers who are willing to distribute and market our products.

Dependence on new products and additional capital. The recreational boat industry is capital intensive. Average boat manufacturing costs rise each year as the cost of parts and labor continue to increase. Thus, in the event that we are unable to raise additional capital through any means, there can be no assurance that we will be able to continue as a going concern. Further, competitiveness in the recreational boat industry requires that new products be introduced to the market place in a constant and consistent manner. There is no assurance that we will be able to produce new products which generate the same levels of revenue that we expect our products to produce.

If product liability claims are brought against us, we may incur significant liabilities. Although we intend to carry liability insurance in amounts we believe to be reasonable to cover us from potential damages arising from the sale of our products, we are exposed to potential liability claims. A liability claim may result in substantial judgments as well as consume significant financial and management resources and result in adverse publicity, decreased demand for a product, injury to our reputation, and loss of revenues. We may not be able to obtain insurance coverage, or appropriate coverage that we can afford, or that will be adequate to satisfy any liability that may arise. If losses from such claims exceed our liability insurance coverage, we may incur substantial liabilities. If we are required to pay a substantial judgment, we may not have sufficient financial resources to complete commercialization of our products and, if so, our financial condition, business and results of operations could be materially and adversely affected.

We may not be able to meet our customers' demand for our products if we do not successfully manage the expansion of our operations. Locating and establishing new manufacturing facilities will place significant demands on our managerial, technical, financial and other resources. We will be required to make significant investments in our engineering and logistics systems, financial and management information systems and to retain, motivate and effectively manage our employees. There can be no assurance that our management skills and systems currently in place will enable us to implement our strategy or enable us to attract and retain skilled management and production personnel. Our failure to manage our growth effectively or to implement our strategy would have a material adverse effect on our ability to produce products and meet our contractual obligations.

Our dependence on our network of independent boat dealers may affect our growth plans and sales. Virtually all of our sales are expected to be derived from a network of independent boat dealers. We have no long-term agreements with these dealers, nor do we presently expect to enter into any such agreements. Competition for dealers among recreational powerboat manufacturers continues to increase based on the quality of available products, the price and value of the products, and attention to customer service. We face intense competition from other recreational powerboat manufacturers in attracting and retaining independent boat dealers. The number of independent boat dealers supporting the yachts we intend to sell and the quality of their marketing and servicing efforts are essential to our ability to generate sales. A failure to establish or, once established, a deterioration in the number or quality of our network of independent boat dealers, would have a material adverse effect on our boat sales. Our inability to attract new dealers and retain those dealers, or our inability to increase sales with existing dealers, could substantially impair our ability to execute its growth plans.

Although our management believes that the quality of our products and services in the recreational boating market should permit us to establish and then maintain relationship with dealers and establish a significant market position, there can be no assurance that we will be able to generate any sales or sustain any such sales in the future. In addition, independent dealers in the recreational boating industry have experienced significant consolidation in recent years, which could result in the loss of one or more of any dealers with which we are able to establish a relationship in the future if the surviving entity in any such consolidation purchases similar products from one of our many competitors.

Because we rely on third party suppliers, we may be unable to obtain adequate raw materials and components. We are dependent on third party suppliers to provide raw materials and components essential to the construction of our various powerboats. Especially critical are the availability and cost of marine engines and commodity raw materials used in the manufacture of our boats. While our management believes that supplier relationships currently in place will by February of 2007 be sufficient to provide the materials necessary to meet expected production demands, there can be no assurance that these relationships will continue or that the quantity or quality of materials available from these suppliers will be sufficient to meet our future needs, irrespective of whether we successfully implement our growth and acquisition strategies. Disruptions in current supplier relationships or our inability to purchase construction materials in sufficient quantities and of sufficient quality at acceptable prices to meet expected production schedules could cause a decrease in sales or a sharp increase in the cost of goods sold. Additionally, because of this dependence, the volatility in commodity raw materials or current or future price increases in construction materials or the inability of our management to purchase construction materials required to complete our company’s growth and acquisition strategies could cause a reduction in our profit margins or reduce the number of powerboats we may be able to produce for sale.

To the extent we finance the acquisition of our yachts or other equipment, we may be subject to loan covenants restricting the conduct of our business, or loss of assets used as collateral if we default on a loan. We intend to finance the acquisition of our yachts and related equipment by borrowing from lenders, including banks. Typically, such financing requires us to agree to certain negative and affirmative covenants which may limit the way in which we conduct our business. In addition, if we breach any of these covenants we may be declared in default and be required to repay the outstanding balance of such loans. If we fail to pay such amounts when due, upon acceleration or otherwise, any assets which were used as collateral for the loans could be foreclosed upon by our lenders, which may prevent us from performing some or all of our contracts.

Our future revenues depend on our ability to consistently bid and win new contracts and, eventually, renew such contracts and, therefore, our failure to effectively obtain future contracts could adversely affect our profitability. Our future revenues and overall results of operations require us to successfully bid on new contracts and renew any then existing contracts. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors, such as market conditions, equipment availability and required governmental approvals. If negative market conditions, in particular, arise we may not be able to pursue particular projects, which could adversely affect our profitability.

Nature of the recreational boat and marine engine industry. The recreational boat and marine engine industries are highly speculative and historically have involved a substantial degree of risk. The sales success of a boat and engine depends on unpredictable and changing factors such as general economic climate, competition and market acceptance, which may bear little or no correlation to our production and other costs. Acceptance of our products represents a response not only to the boat and engine design and performance, but also to the level of advertising and promotion by a distributor, the availability of competition products, general economic conditions and public taste, and other intangible factors, all of which change rapidly and cannot be predicted with certainty. Historically, recreational boat companies have suffered substantially in poor general economic conditions. Therefore, there is a substantial risk that some or all of our contemplated products may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

Impact of economic conditions. The marine industry is subject to economic cycles. Purchase of marine products historically have been dependent on discretionary spending by consumers, which may be adversely affected by recessionary economic conditions. The marine industry experienced a severe decline between 1989 and 1992. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business. Similarly, rising interest rates could adversely impact consumers' ability or willingness to obtain financing from third-party lenders, which could adversely affect our ability to sell the power boats we expect to produce.

Our business will be dependent on consumer discretionary spending and may be disproportionately affected by economic downturns. Our operations will be highly dependent upon the health of the overall economy and a number of cyclical economic factors relating to or affecting consumer spending. During times of economic downturn, consumer discretionary spending levels decrease. This may result in disproportionately large declines in the sale of expensive items, including motorized recreational boats. Sales of our products are also influenced by local, national and international economic conditions, and are particularly vulnerable to increases in interest rates, shortages or increases in the price of fuel and the imposition of or increases in sales and excise taxes. Additionally, rising or volatile interest rates or shrinking availability of credit could have a negative impact on consumers' or dealers' ability or willingness to obtain financing from lenders to purchase our products. This could also adversely affect our ability to sell our products.

A significant increase in fuel prices or taxes could have a material adverse effect on our business. All of the boats sold by us are powered by diesel or gasoline engines. A significant increase in the price or tax on the sale, or an interruption in the supply of diesel or gasoline fuel on a regional, national or international basis could adversely affect our sales and operating results. At various times in the past, diesel or gasoline fuel has been difficult to obtain, and we cannot assure you that the supply of those fuels will not be interrupted.

Fluctuation in results due to seasonality and weather. The marine industry is highly seasonal with retail sales typically being strongest in the months of February through July. Between July and the following January, manufacturers' shipments often depend on dealers' restocking activity and requests for new season models presented at trade shows and through promotional programs. Our fiscal year ends on March 31, and, as a result, management estimates that more than one-half of sales could occur in its first and fourth quarters. Accordingly, annual results would be materially and adversely affected if sales were to fall below expected seasonal levels during that period. Our business will also be significantly affected by weather patterns. Unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season, particularly in the Northeastern United States.

Impact of environmental and other regulatory matters. Our operations will be subject to numerous federal, state and local laws and regulations relating to the environment and health, safety and other regulatory matters. Certain materials used in boat and engine manufacturing are classified by federal and state governments as "hazardous materials." Control of these substances is regulated by the Environmental Protection Agency (the "EPA") and state environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and Liability Act (the "CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation cost required for such site in the event that the site is not properly closed by the owner or operator, irrespective of the amount of waste sent to the site. We believe that we will obtain all material permits and that our facilities and operations, to the extent they may be located in the United States, will be in substantial compliance with all material applicable laws and regulations. Nevertheless, future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on us, particularly if we expand our facilities located in the United States.

We could be adversely affected if boating licensing requirements or other restrictions are implemented. Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could, in turn, reduce our revenues and profits. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known to us, their adoption and enforcement could reduce customer demand for our boats.

We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others. Our ability to compete effectively will depend, in part, on our ability to maintain the exclusive ownership of our technology and manufacturing processes through a combination of patent and trade secret protection, non-disclosure agreements and other arrangements. Patents may not be issued under pending applications and any issued patents that we hold may not provide adequate protection for our products or processes. Moreover, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States and any resulting patents may be difficult to enforce.

There can be no assurance that our competitors will not either independently develop proprietary information that is the same or similar to ours or obtain access to our proprietary information. In addition, there can be no assurance that we would prevail if challenges to our intellectual property rights are asserted by third parties against us. We could incur substantial costs defending patent infringement suits brought by others and prosecuting patent infringement suits against third party infringers. Moreover, some foreign countries provide significantly less patent protection than the United States. Competitors' products may infringe upon our patents and the cost of protecting our rights may be substantial, if not cost prohibitive, thereby undermining our ability to protect our products effectively.

We rely on confidentiality agreements with our employees and third parties to protect our unpatented proprietary information, know-how and trade secrets but we have no effective means to enforce compliance with the terms of these agreements.

Risk of technological obsolescence. Our products are designed for high tolerance applications. In order to ensure the customer's safety and enjoyment when using its products, we intend to rely on cutting edge technologies. In the event that the appropriate technologies advance to the point where we are unable to take advantage of such changes, our products may become obsolete in the market place.

International operations will require us to comply with a number of United States and international regulations which may have a negative impact on our growth. We may establish international operations within the relatively near future. If we do so, we will be required to comply with a number of international regulations in countries outside of the United States. In addition, we would then have to comply with the Foreign Corrupt Practices Act (the “FCPA”), which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by us to adopt appropriate compliance procedures and ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in our ability to conduct business in certain foreign jurisdictions. The U.S. Department of Treasury's Office of Foreign Asset Control (the “OFAC”), administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals. As a result, we are restricted from entering into transactions with certain targeted foreign countries, entities and individuals except as permitted by OFAC which may reduce our future growth.

Risks related to our Securities

We have entered into a security agreement to secure our indebtedness to the Purchasers of our Notes. All of our assets have been pledged as collateral to secure our indebtedness to the Purchasers of the Notes under the Security Agreement executed in connection with the Acquisition. In the event that we default on payment of our obligations, our indebtedness could be declared immediately due and payable and, in certain cases, our assets could be foreclosed upon. The aforementioned pledging of the assets to secure outstanding indebtedness makes such assets unavailable to secure additional debt financing, which most likely will adversely affect our ability to borrow in the future. In the event that the indebtedness were foreclosed upon, we would likely have to file for bankruptcy protection, in which case the value of our shares of common stock would be zero.

Our level of debt will reduce our net income and may restrict our operations. As a result of the issuance of the approximately $1,257,620 in Notes, we will have a higher amount of debt than we had before completing the Acquisition. In addition to the negative effect on net income, our high level of debt could have the following consequences:

  we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

  we may have difficulty satisfying our debt obligations;

  certain of our indebtedness will be at variable interest rates, which will make us vulnerable to increases in interest rates;

  we may be less flexible in reacting to changes in our business and the industry in which we operate;

  a significant portion of our cash flow available from operations could be required to pay principal and interest on our debt, which will reduce the amount of funds that would otherwise be available to fund capital expenditures, invest in new technology and pursue other business opportunities;

  we will be subject to numerous restrictions in the manner in which we conduct our business in the definitive financing documents, including restrictions on our ability to pay dividends, make investments, incur additional debt, sell assets and enter into transactions with affiliates; and

  we may be placed at a competitive disadvantage compared to our competitors who have less debt.

We are substantially leveraged. This could affect our ability to fulfill our obligations under the Notes. Our substantial outstanding debt has important consequences to you, including the risk that we may not generate sufficient cash flow from financings or operations to pay principal of and interest on our indebtedness, including the Notes, or to invest in our businesses. Given that we will be unable to satisfy our obligations with cash flow from operations, we will have to attempt to raise cash to satisfy our obligations through potential sales of assets or equity or other debt financing, if possible. Our ability to raise funds by selling assets or equity or debt securities depends on a number of factors, including market conditions, restrictions contained in the definitive financing document, including the Purchase Agreement, and other factors. If we are unable to refinance indebtedness or raise funds through sales of assets or equity or otherwise, we may be unable to pay principal of and interest on the Notes.

Many of our shares of common stock will in the future be available for resale. Any sales of our common stock, if in significant amounts, are likely to depress the market price of our shares. There are presently 18,000,000 freely tradable shares of our common stock issued and outstanding, of an aggregate of 57,100,000 such shares. We presently have no shares of common stock reserved for issuance pursuant to exercise of options but may issue such options in the future and register the underlying shares on Form S-8 or other form. In addition, we may issue shares of our common stock upon exercise of the Warrants issued to the Purchasers and may under certain circumstances register such shares; while we are presently unable to determine the number of such shares, the figure may be substantial. We may in the future register all or a portion of the 39,100,000 presently restricted shares of common stock.

The shares of our common stock issued and outstanding that are not freely tradable are “restricted securities” as defined under Rule 144 of the Securities Act, all of which are owned by our officers, directors and other “affiliates.” These persons may only sell their shares, absent registration, in accordance with the provisions of Rule 144. Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year to sell an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding every three months in ordinary brokerage transactions or, assuming the shares of common stock are then traded on Nasdaq or a national securities exchange, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

Our security-holders will be negatively affected if future securities offerings are used to fund operations or provide additional capital. We have raised capital in the past through the sale of equity securities to its founders, advances from shareholders and financings secured by collateral and guaranties furnished by shareholders. The Company will be required to raise additional capital through the sale of equity and/or debt securities in order to repay the Notes and fund its operations. We cannot assure prospective investors, however, that we will be able to issue additional securities on a timely basis or on acceptable terms, if at all.

If we obtain additional capital through the issuance of equity securities, holders of our common stock would experience significant dilution. In addition, securities issued in connection with future financing activities may have rights and preferences senior to the rights and preferences of our common stock or the Notes.

We could issue a significant amount of common stock or a series of preferred stock that might adversely affect our existing common stockholders. Our articles of incorporation, as amended, authorize the issuance of 840,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock, with designations, rights and preferences that may be determined from time to time by our board of directors and which may be superior to those attached to the common stock. Accordingly, the board of directors is empowered, without further stockholder approval, to issue additional shares of common stock up to the authorized amount or to establish a series of preferred stock with dividend, liquidation, conversion, voting or other rights either of which could adversely affect the voting power or other rights of the holders of the existing common stock. Issuance of additional common stock at prices below the fair market value per share would result in dilution to our existing common stockholders. Moreover, shares of preferred stock could be convertible into shares of common stock in amounts that would result in similar dilution. In the event of a preferred stock issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Fluctuations in our quarterly operating results may cause the market price of our common stock to fluctuate. Our operating results will in all likelihood fluctuate from quarter to quarter. Our quarterly operating results will likely be affected by competitive pricing, announcements regarding new product developments and cyclical conditions in the industry. Accordingly, we may experience wide quarterly fluctuations in our operating performance and profitability, which may adversely affect our stock price even if our year-to-year performance is more stable, which it also may not be. As a result, the market price of our common stock could be volatile. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation. If we were to be sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources which could adversely affect our results of operations.

Because we became public by means of a “reverse merger”, we may not be able to attract the attention of major brokerage firms. Additional risks may exist since we became public through a transaction substantially similar to a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Recent Securities and Exchange Commission interpretations of rules relating to registration of securities acquired in private placements could adversely affect the trading market of our common stock or our ability to raise capital. Management of the Company believes that the staff of the Commission has recently taken the position with respect to recently filed shelf registration statements covering selling shareholder stock that if a significant percentage of the issuer’s outstanding restricted securities are being registered, those selling shareholders are deemed to be underwriters who must sell into the market at a fixed price. In addition, for selling shareholder shelf offerings related to stock underlying convertible securities, management of the Company believes that some of the staff has indicated in comment letters that the registration statements cannot be filed until the convertible security has been converted. The Commission has not, to our knowledge, issued any specific guidance or interpretation on this issue, which may also restrict an issuer’s ability to register shares issued to a “promoter.” However, these positions regarding selling security holders registration statements could severely restrict our ability to raise capital through private offerings, whether management’s belief is correct or not since there is a growing perception in the investment community that the fears may be well founded. Potential financing sources, such as funds and wealthy private investors, may re-think their investment strategies and not want to invest in small public companies where they are restricted in this manner from liquidating their investments through registration and resale of their securities. As a result, our cost of capital may increase or we may not be able to access private investments at all.

There is no established public trading market for our securities and one may never develop. This could adversely affect the ability of our investors to sell their securities in the public market. Even though our shares of common stock are expected to continue to be quoted on the Over-the-Counter Bulletin Board (the “OTC BB”),

we cannot predict the extent to which a trading market will develop or how liquid that market might become. Accordingly, holders of our common stock may be required to retain their shares for an indefinite period of time.

The OTC BB is an inter-dealer, over-the-counter market that provides significantly less liquidity than Nasdaq stock exchanges. Quotes for shares included on the OTC BB are generally difficult to obtain and holders of common stock may be unable to resell their securities at or near their original acquisition price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

  the issuance of new equity securities pursuant to future offerings;

  changes in interest rates;

  competitive developments, including announcements by our competitors;

  new services or significant contracts, acquisitions;

  strategic partnerships, joint ventures or capital commitments;

  variations in quarterly operating results;

  change in financial estimates by securities analysts;

  the depth and liquidity of the market for our common stock;

  investor perceptions of us and of the luxury boating industry generally; and

  general economic and other national and international conditions.

If our common stock is delisted from the OTC BB, the market price of our common stock could decrease significantly. If we are unable to maintain the listing of our common stock on the OTC BB, trading, if any, in our common stock would thereafter be conducted in the over-the-counter market on the "pink sheets". If our common stock were moved to the “pink sheets”, an investor would find it more difficult to dispose of, or to obtain quotations as to the price of, our common stock. Additionally, if our common stock is delisted from the OTC BB the market price of our common stock could decrease significantly. Any such delisting would likely be indicative of greater problems, which could themselves materially and adversely affect the price of our shares of common stock.

Penny stock regulation. Our shares currently trade on the OTC BB and trading of the shares is covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

The Commission has adopted regulations that generally define a Apenny stock@ to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

Since our shares of common stock are subject to the regulations applicable to penny stocks, the market liquidity for the shares may be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of shareholders to sell their shares in the secondary market. There is no assurance that trading in our shares will not continue to be subject to these or other regulations that adversely affect the market for our shares.

Because we do not intend to pay any dividends, stockholders must rely on stock appreciation for any return on their investment in our common stock. We have not paid any dividends on our common stock and we do not intend to declare and pay any dividends on our common stock. Earnings, if any, are expected to be retained by us to finance and expand our business.

Directors And Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on December 11, 2006, the closing date of the Acquisition, except for Mr. MacKenzie who was a member of New Era’s board of directors prior thereto. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualified. Executive officers serve at the pleasure of the board of directors.

Name	Age	Position

Jeffrey I. Binder	60	Director, Chief Executive Officer and
		President
Joseph MacKenzie	63	Director
Charles W. De Angelo	44	Chief Operating Officer & Secretary
Carol A. Stephan	58	Chief Financial Officer

Jeffrey I. Binder. Mr. Binder has served as chief executive officer and manager of Fearless since July 14, 2006. He became our chief executive officer and director at the closing of the Acquisition. Since January 2006, Mr. Bonder has served as the Chairman of Infinity 8. From August 2002 through August 2004, Mr. Binder was the chairman of Watermark International Productions. Mr. Binder is the Chairman of JeMJ Financial Services, Inc., a private holding company with various ownership interests in public and private companies and real estate, a position he has held since 1987. As Chairman of JeMJ, put together a private group of investors that purchased Commodore Cruise Lines from EfJohn, a publicly traded company in Finland. Mr. Binder received his Juris Doctorate Degree from George Washington National Law Center, Washington DC in 1971.

Joseph MacKenzie. Mr. MacKenzie is a practicing attorney in the State of California as well as a being certified by the California Board of Behavioral Sciences as a Licensed Clinical Social Worker. Mr. MacKenzie’s professional career began in 1975 as the Program Coordinator for the House of Uhuru, Watts Health Foundation, and went on to such positions as: Director, Mentally Disordered Offenders Program; private practice as a Licensed Clinical Social Worker; Forensic Services Administrator at Gateways Hospital; Referee in the Los Angeles County Superior Court; Legal consultant for Judge Judy television series pilot program; Appellate Counsel; and an attorney in private practice. Mr. MacKenzie also served in the U. S. Army where he attended the Psychological Warfare School and received a top secret security clearance. He was honorably discharged in 1967. Mr. MacKenzie received a B.A. in Economics from the University of California Los Angeles in 1970, his Master’s of Social Work from the University of Southern California, School of Social Work in 1975 and his Juris Doctorate from the University of Southern California School of Law in 1975.

Charles W. De Angelo. Mr. De Angelo has served as the chief operating officer of Fearless since its inception in 2004 and is one of its founding members. Since 1995, Mr. De Angelo has served as operations manager for Gemco Management, Inc., a diversified holding company focused on ocean front real estate and mega yacht renovation projects; however, he will henceforth dedicate all his time to Fearless. In 1990, Mr. De Angelo relocated to South Florida and started a luxury yacht charter business associated with the 5 star Boca Raton Resort and Club. The fleet included 2 luxury yachts and a high performance race boat. From 1984 through 1989, he served as a financial analyst with Citibank NA. Mr. De Angelo holds a U.S. Merchant Marine Masters License. He received his B.S. in Marketing from St. John’s University in 1984 and expects to receive an MBA in finance from St. John’s University in 2007.

Carol A. Stephan. Ms. Stephan has served as the chief financial officer of Fearless since inception in 2004. Since moving to Florida in 1988 Ms. Stephan has held senior financial positions in turn around environments and has held a senior position in a startup company, PrimeCo, which evolved into Verizon Wireless. Additionally, she has been responsible for division operations in such locations as Hong Kong, Ireland and Latin America. Ms. Stephan received her B.S. in Accounting and Finance in 1978 and received her M.B.A. in Operations Management and Finance from Benedictine University in 1980.

Family Relationships.  None.

Involvement in Certain Legal Proceedings. Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Audit Committee. At present the Company does not have an audit committee and consequently the entire board of directors is deemed to constitute the audit committee. Since our management recently changed as a result of the acquisition of Fearless, we were not able to identify and appoint a suitable nominee in time for this Current Report. Our board of directors presently consists of two members, neither of whom is independent within any definition. We intend to appoint at least one independent member to our board of directors as promptly as practicable. We have begun to interview qualified individuals for service on our audit committee and our management is diligently pursuing such a candidate with a view to appointing an audit committee promptly.

Audit Committee Financial Expert. We do not have an audit committee, nor do we have an audit committee financial expert. However, as stated immediately above, we are currently pursuing at least one candidate to serve on our audit committee and expect to nominate a person qualified to serve as an audit committee financial expert shortly.

Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the Commission. Directors, executive officers and beneficial owners of more than 10% of our Company’s common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

We were not subject to the Section 16(a) as at the end of our last fiscal year, which ended on March 31, 2006. However, we expect that the persons who have since the closing of the Acquisition become subject to the reporting obligations of Section 16(a) of the Exchange Act will file all requisite reports with the Commission on a timely basis.

Code of Ethics. To date, we have not adopted a Code of Ethics as described in Item 406 of Regulation S-B. Given our recent acquisition of Fearless, we have not yet had the opportunity to adopt a code of ethics. However, we intend to adopt a code of ethics as soon as practicable.

Executive Compensation

The following table sets forth the cash compensation paid by our company to our president and any other executive officer receiving in excess of $100,000 per annum for services rendered during the fiscal year ended March 31, 2006 as well as our new president and chief executive officer and any other officer receiving in excess of $100,000 per annum appointed as of the date of the closing of the Acquisition.

					Long Term Compensation

		Annual Compensation			Awards	Payouts
Name and Principal	Year	Salary		Other Annual	Securities	All Other
Position			Bonus	Compensation	Underlying	Compensation
					Options
Joseph MacKenzie	2006	- - -	- - -	- - -	- - -	- - -
Former President

Jeffrey I. Binder	2006	$300,000	- - -	- - -	- - -	- - -
Chief Executive Officer(1)

Charles De Angelo	2006	$150,000	- - -	- - -	- - -	- - -
Chief Operating Officer

(1) See “Employment Agreement” below.

Employment Agreement. On July 14, 2006, Fearless and Mr. Binder entered into an employment agreement providing for the salary shown above on an annualized basis. The employment agreement will be adopted by our company substantially as it was entered into with Fearless, including with respect to the salary. Under the contemplated employment agreement, we expect to pay Mr. Binder a bonus equal to five percent (5%) of our net profits as reflected in our audited financial statements beginning with the fiscal year ended March 31, 2007. We expect that Mr Binder will be issued options to purchase shares of our common stock for a price and with respect to a number of shares of our common stock to be based on our net profits as reflected in our audited financial statements beginning with the fiscal year ended March 31, 2007.

Stock option plans. We do not currently have any stock option plans in place, but we may determine to adopt such a plan applicable to members of our board of directors, employees or others in the future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of the closing of the Acquisition, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our officers and directors; and (iii) all our officers and directors as a group. Our outstanding voting securities at the close of business on the date of this Current Report consisted of 57,100,000 shares of common stock, $.001 par value. Unless otherwise indicated, the address of each of the named persons is care of New Era Marketing, Inc., 927 Lincoln Road, Suite 200, Miami, Florida 33139.

		Percentage
Name And Address	Shares Beneficially Owned (1)	Beneficially Owned

Jeffrey I. Binder (2)	7,997,400	14%

Charles W. De Angelo	2,497,500	4.37%

Carol A. Stephan	0	- - -

Gary R. Fears Trust (3)	10,910,700	19.11%

Joseph MacKenzie	12,100,000	21.19%

All officers and directors as a group (4
persons)	22,594,900	39.57%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Consists of 5,499,900 shares of our common stock directly held by Mr. Binder and 2,497,500 shares of our common stock indirectly held by Mr. Binder through JeMJ Financial Services, Inc., an entity in which Mr. Binder holds sole voting and dispositive power.

(3) The trustee of the Gary R. Fears Trust (the “Trust”) is Mr. Gary Fears. In such capacity, Mr. Fears holds sole voting and dispositive power over the shares of our common stock held by the Trust.

Certain Relationships And Related Transactions

On April 18, 2006, New Era issued 1,750,000 shares of $0.001 par value common stock to Joseph MacKenzie, an officer and director, in exchange for cash in the amount of $7,500. Pending the forward split that was effectuated on November 20, 2006, these shares were split into 21,000,000 shares of New Era common stock. In connection with the closing of the Acquisition, all but 12,100,000 of Mr. MacKenzie’s shares of our common stock were cancelled.

Pursuant to the employment agreement entered into with Mr. Binder as of July 14, 2006, he was granted the right to purchase twenty-five percent (25%) of the equity in Fearless for a price of $2,500. Immediately prior to the closing of the Acquisition, Mr. Binder held 20.37% of the equity of Fearless in his own name and an additional 9.25% through JeMJ Financial Services, Inc., an entity in which he holds sole voting and dispositive power and that is wholly owned by him. JeMJ Financial Services acquired its interest on October 18, 2006 through the payment of $925.

Other than the foregoing, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters; or

  Any relative or spouse of any of the foregoing persons who has the same house address as such person.

All current transactions between us and our officers, directors and principal stockholders or any affiliates thereof are, and in the future will be, on terms no less favorable to us than could be obtained from unaffiliated third parties.

Changes In Registrant's Certifying Accountant. Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Market For Common Equity And Related Stockholder Matters

Market Information. Our common stock has been eligible for quotation on the Over-the-Counter Bulletin Board under the symbol NEMK since September 18, 2006, but was not traded until November 21, 2006. Prior to the consummation of the Acquisition on December 11, 2006 and the acquisition of Fearless by New Era, New Era was only a shell corporation with no operations, and its common stock was not traded nor did it have a trading market.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the Nasdaq Stock Market. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	High	Low
Fiscal 2006

1st Quarter - April 1, 2006 through June 30, 2006	NA	NA

2nd Quarter - July 1, 2006 through September 30, 2006	NA	NA

3rd Quarter - October 1, 2006 to date	$2.95	$0.50

The last sale price of our common stock on December 8, 2006 was $1.35.

As of November 30, 2006, our common stock was held of record by approximately 20 shareholders. This number does not include beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries There are no issued and outstanding options to purchase shares of our common stock and warrants to purchase a number of shares of our common stock that cannot be determined unless and until we complete our next round of financing.

Other than 18,000,000 shares of common stock, all of our remaining 39,100,000 issued and outstanding shares of common stock are deemed to be “restricted securities” for purposes of Rule 144 under the Securities Act and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule 144.

We became a reporting company under the Exchange Act upon the filing and simultaneous effectiveness of the Form 8-A registration statement, which occurred as of August 1, 2006. Consequently, our stockholders have been able to rely upon Rule 144 since October 29, 2006.

In general, under Rule 144 as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed 1% of the number of then outstanding shares of our Common Stock; provided, that public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

Dividends. We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of Neah Power Washington’s business.

Securities authorized for issuance under equity compensation plans. None.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 3.02 below.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

Fearless entered into a Securities Purchase Agreement dated as of April 2006 (the “Purchase Agreement”), a form of which is attached hereto as Exhibit 4.1, with each of several purchasers (the “Purchasers”) of the securities sold thereby. Pursuant to the terms of the Purchase Agreement, Fearless sold secured promissory notes that as of December 4, 2006 aggregated approximately $1,257,620 in principal face amount and accrued interest. In connection with the Closing, Fearless and the Company agreed to permit the Purchasers to surrender these notes for cancellation in exchange for new secured promissory notes issued by the Company (the “Notes”) having substantially similar terms as the notes originally issued by Fearless. A form of Note is attached hereto as Exhibit 4.2. The Notes carry an interest rate equal to 18% and have a maturity date of April 1, 2007. The Company expects Purchasers holding a considerable majority, if not all, of the dollar amount under the notes originally issued by Fearless to surrender these notes for the Notes to be issued by the Company.

The Purchasers of the notes received warrants at the time of their initial purchase. In connection with the Closing, Fearless and the Company agreed to permit the Purchasers to surrender these warrants for cancellation in exchange for new warrants issued by the Company (the “Warrants”) having substantially similar terms as the warrants originally issued by Fearless. The Warrants will entitle each holder thereof to purchase a presently indeterminate number of shares of common stock of the Company at an exercise price, subject to adjustment, that is also presently indeterminate. The Company will be able to determine both the number of shares of common stock underlying the Warrants and their exercise price upon the earlier to occur of (i) completion of its next financing, and (ii) April 1, 2007, in which case both the exercise price and the number of shares of Common stock underlying the Warrants would be determined by reference to the volume weighted average price of the common stock. Consequently, the Warrants do not vest until the earlier to occur of these two events. The Warrants carry a term of five years and provide for cashless exercise at the discretion of the holder thereof. A form of Warrant is attached hereto as Exhibit 4.3.

The Company has undertaken to register all the shares of common stock underlying the Warrants under the Securities Act. Fearless had entered into a Registration Rights Agreement with each of the several Purchasers, a form of which is attached hereto as Exhibit 4.4. Pursuant to the Acquisition Agreement, the Company has agreed to register the securities covered by the Registration Rights Agreement. While the Registration Rights Agreement provides for piggy-back registration rights in connection with the registration of any shares of our common stock sold in the Company’s next financing, the Company may determine to register the shares of our common stock underlying the Warrants before any other shares are registered.

The Company’s obligations under the Notes are secured by all the assets of the Company as more fully set forth in the Security Agreement to be entered into with each of the several Purchasers, a form of which is attached hereto as Exhibit 4.5.

Fearless used the net proceeds received from the sale of the notes it issued for working capital purposes.

Prior to the entry into the Purchase Agreement, there was no material relationship between Fearless and the several Purchasers thereunder, nor was there at the time of Closing a material relationship between the Company and such Purchasers other than as may have arisen in connection with the transactions and developments governed by the Purchase Agreement. The identity of the Purchasers and the dollar amount of the notes issued by Fearless as of December 4, 2006, including accrued interest, is set forth below, which notes the Company expects will be replaced by the Notes promptly subsequent to the Closing:

Purchaser	Dollar Amount of Notes
Hedge Capital Partners, LLC	$55,675.00
Sage Capital Investments Limited	$55,600.00
Infinity Capital Partners, Inc.	$55,525.00
Roy Sidikman	$55,675.00
Oak Tree Equities	$27,787.50
Waterville Investment Partners, LLC	$116,023.37
Maytiv Foundation	$110,300.00
TCI Global Trading Ltd.	$54,450.00
Yorlum Investments, Ltd.	$105,150.00
Thomas Trapasso	$52,400.00
Symetrix Solutions, Inc.	$26,200.00
Vincent Lanteri	$26,125.00
JMBF Investments, Inc.	$209,100.00
Joel Ramsden	$77,612.50
Frazer Ramsden	$102,847.50
Gary Fears	$127,150.00

TOTAL	$1,257,620.87

Description of Securities

The Company’s authorized capital stock consists of 840,000,000 shares of a single class of common stock, having $0.001 par value per share and 5,000,000 shares of a single class preferred stock, having $0.001 par value per share. Immediately prior to the Closing, there were 30,100,000 shares of common stock issued and outstanding. At the Closing, 27,000,000 shares of common stock were issued to the former members of Fearless, for an aggregate of 57,100,000 share of common stock issued and outstanding as of the date of this Current Report. There are no shares of preferred stock issued or outstanding.

The holders of common stock:

1.           Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Company’s board of directors;

2.           Are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs;

3.           Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.           Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting. Holders of shares of common stock do not have cumulative voting rights. Consequently, holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected and, in such event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Cash Dividends. As of the date of this Current Report, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Company’s board of directors and will depend upon the Company’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company’s business operations.

Unregistered Sales of Equity Securities. Westor Capital Group, Inc., a registered broker-dealer, acted as the principal placement agent in connection with the sale by Fearless of the notes and warrants to the Purchasers referenced above, and was paid commissions in the amount of 10% and a non-accountable expense allowance of an additional 3% for its services. The issuance of the notes and warrants by Fearless and the exchange of such securities for the Notes and Warrants of the Company were considered to be exempt from registration under Section 4(2) of the Securities Act and the regulations promulgated thereunder. Each of the Purchasers represented: (i) its intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof; (ii) that it acquired the securities for its own account and (iii) is able to bear the economic risk of holding the shares securities. A legend was placed on the securities stating that such securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration statement covering such securities or any shares into which such securities are converted or exercised, as the case may be, or the availability of an exemption from the registration requirements of the Securities Act becomes available.

Indemnification Of Directors And Officers. The Nevada Revised Statutes provide that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's articles of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our articles of incorporation provide that we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada Revised Statutes permit a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  any breach of the director's duty of loyalty to the corporation or its stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  payments of unlawful dividends or unlawful stock repurchases or redemptions; or

  any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4.01           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective December 11, 2006, we dismissed Moore & Associates, Chartered (“Moore”) as our independent registered public accounting firm. Moore had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Moore is that, following the consummation of the Acquisition on December 11, 2006, our primary business unit became the business previously conducted by Fearless. The independent registered public accounting firm of Fearless was the firm of Kempisty & Company, Certified Public Accountants, P.C. (“Kempisty”). We believe that it is in our best interest to have Kempisty continue to work with our business, and we therefore retained Kempisty as our new independent registered public accounting firm, effective as of December 11, 2006.

The decision to change accountants was approved by our board of directors on December 11, 2006. From inception through December 11, 2006, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Moore, would have caused it to make reference to the matter in connection with its reports. Moore's audit reports for the year ended March 31, 2006 as well as its report for the six-month period ended September 30, 2006 did not contain an adverse opinions or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. However, Moore’s reports on the above financial statements of the Company did contain a going concern opinion.

The Company has made the contents of this Current Report on Form 8-K available to Moore and requested it to furnish a letter to the Commission as to whether Moore agrees or disagrees with, or wishes to clarify, our expression of their views. A copy of Moore’s letter to the Commission will be filed by amendment to this Current Report on Form 8-K.

As of December 11, 2006, Kempisty was engaged as the Company’s new independent registered public accountant firm. The appointment of Kempisty was approved by the Company’s board of directors. From February 23, 2004 (inception) through December 11, 2006, the Company did not consult Kempisty regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

New Era’s president Joseph MacKenzie resigned as of December 11, 2006, immediately prior to the closing of the Acquisition, but retained his position as a member of the Company’s board of directors. Pursuant to the terms of the Contribution Agreement, the board of directors of the Company consists of Messrs. MacKenzie and Binder and its officers consist of Mr. Binder as chief executive officer, Mr. Charles De Angelo as its chief operating officer and secretary and Ms. Stephan as its chief financial officer. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06           CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Acquisition described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements Of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of Fearless, for the nine-month period ended September 30, 2006 and the fiscal year ended December 31, 2005, are filed with this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report on Form 8-K as Exhibit 99.3.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1	Contribution Agreement dated as of December 8, 2006 and entered into by and among New Era Marketing, Inc., Fearless Yachts, LLC and the other signatories thereto. (1)

4.1	Form of Securities Purchase Agreement dated as of April 2006 and entered into by and among Fearless Yachts, LLC and the investors being signatories thereto (the “Purchasers”). (2)

4.2	Form of Secured Promissory Note to be issued by the Company to the Purchasers following the closing of the Acquisition. (2)

4.3	Form of Warrant to be issued by the Company to the Purchasers following the closing of the Acquisition. (2)

4.4	Form of Registration Rights Agreement dated as of April 2006 and entered into by and among Fearless Yachts, LLC and the Purchasers. (2)

4.5	Form of Security Agreement entered into by the Company and the Purchasers upon the closing of the Acquisition. (2)

16.	Letter from Moore & Associates, Chartered to the Securities & Exchange Commission. (2)

99.1	Audited financial statements of Fearless Yachts, LLC for the period ended September 30, 2006 and the fiscal year ended December 31, 2005. (1)

99.2

Audited financial statements of New Era Marketing, Inc. for the period from inception on July 19, 2005 through the fiscal year ended on March 31, 2006, and unaudited financial statements for the six months ended September 30, 2006. (3)

99.3	Unaudited pro forma consolidated financial statements for the six months ended September 30, 2006 and the year ended March 31, 2006. (1)

(1)	Filed herewith.

(2)	To be filed by amendment.

(3)	Incorporated herein by reference from our 10-KSB and 10-QSB filings dated September 7, 2006 and November 21, 2006, respectively.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2006

NEW ERA MARKETING, INC.

By:	/s/ Jeffrey Binder
Name:	Jeffrey Binder
Title:	Chief Executive Officer